UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

November 8, 2024
To the Shareholders of Patriot National Bancorp, Inc.:
On behalf of the Board of Directors and our staff, we would like to take this opportunity to thank you for your investment in Patriot National Bancorp, Inc. (NASDAQ: PNBK) (“Patriot”). Enclosed is our annual report for the fiscal year of 2023.
For the fiscal year ended December 31, 2023, Patriot reported a net loss of $4.2 million, or negative $1.05 per share, compared to net income of $6.2 million, or $1.56 per share, in 2022. Net interest income declined $4.8 million to $28.5 million, and the loan loss provision increased from $1.9 million in 2022 to $7.4 million in 2023. Non-interest income improved to $6.0 million in 2023, an increase of $3.4 million from 2022 while non-interest expense increased $5.5 million to $32.7 million in 2023.
The disappointing performance in 2023 was the result of the recognition of substantial credit losses, primarily in the commercial real estate portfolio, and a decline in net interest income resulting from the rapid rise in interest rates in 2023. Net interest margin declined to 2.47% in 2023 due to increases in deposit costs and margin compression. Certain real estate borrowers experienced an increase in financial stress due to higher borrowing costs and a decline in occupancy.
During the first two quarters of 2024, Patriot Bank, N.A. (the “Bank”) has continued to absorb disappointing results due to the same negative trends that impacted 2023. The reported net loss of $3.4 million included a provision for credit losses of $3.8 million and a decline in net interest income of $5.3 million reflecting the declining loan balance and the impact of the increase in nonaccrual loans. Net interest margin for the six months ended June 30, 2024 was 2.21% and the Bank leverage ratio was 8.58%, below the Bank’s 9.0% target.
Through the rest of 2024 and into 2025, the Bank is continuing to focus on settling unresolved credit issues and reducing its balance sheet to achieve targeted capital ratios, which have improved slightly by June 30, 2024, as compared to June 30, 2023. Minimal new loan originations are expected for the balance of 2024 and into 2025 as the Bank targets capital retention and the resolution of problem credits as its primary financial objectives.
Despite these negative financial results, in 2023 and throughout 2024, the Bank has worked diligently to improve expertise and capabilities within many areas of the bank to ensure more efficient operations and stability, and allocated resources among its most productive verticals. In April 2023, Patriot promoted David Lowery, the former Chief Lending Officer of the Bank, to President and CEO. During 2024, we have hired expert talent in finance, compliance, and retail banking, and implemented a human resource overhaul that impacted over 20% of Patriot’s workforce, corresponding to annualized cost-savings pertaining to the specific staff changes of over $3.5 million. In addition, we have implemented many new technologies, policies, and procedures that are allowing us to better monitor and train our staff to ensure the continued soundness of the Bank’s operations.
Concurrently, Patriot continues to invest in new initiatives it believes will result in long-term value such as a fee-driven residential lending platform that began accepting loan applications in the first quarter of 2024 and a digital payments platform that has continued to grow with period end deposit balances increasing 61% from mid-year 2023 to June 30, 2024 and non-interest income increasing more than 180% from the six months ended June 30, 2023. The Bank will continue to focus on organic non-interest income growth while improving capital through asset reductions.
In addition to these organic steps, Patriot’s Board has continued its efforts to identify a range of strategic partner or merger transactions that would increase scale, diversification, and provide liquidity opportunities for shareholders.
We look forward to your participation at our Annual Meeting at 10 a.m. Eastern Time on December 18, 2024.

Michael A. Carrazza	David Lowery
Chairman	President and Chief Executive Officer

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Patriot National Bancorp, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), which will be held on December 18, 2024, starting at 10:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901.
YOUR VOTE IS IMPORTANT Whether or not you attend the meeting, we urge you to vote promptly by:

The Annual Meeting will be held for the following purposes:		visiting www.proxyvote.com
(1)	To elect six directors to serve until the Annual Meeting of Shareholders of the Company to be held in 2025 and until their successors are elected;	mailing your signed proxy card or voting instruction form
(2)	To approve and ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the 2024 fiscal year; and	calling 1-800-690-6903
(3)	To hold an advisory, non-binding vote to approve the executive compensation described in the proxy statement; and
(4)	To transact any other business which may properly come before the meeting.

Only shareholders of record of outstanding shares of common stock of the Company at the close of business on November 5, 2024 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the Annual Meeting, please take advantage of the ability to vote by proxy, as instructed on the proxy card or voting instructions that have been provided to you, so that your shares will be represented. The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. Voting by proxy will not limit your right to attend the Annual Meeting and vote your shares in person.
This Notice of 2024 Annual Meeting of Shareholders and the attached proxy statement dated November 8, 2024 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Collectively, these documents contain all of the information and disclosures required in connection with the 2024 Annual Meeting of Shareholders. Copies of all these materials can be found on the Company’s website at www.bankpatriot.com.

By Order of the Board of Directors,

Michael A. Carrazza	David Lowery
Chairman	President and Chief Executive Officer
November 8, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 18, 2024

The Notice of the 2024 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2023 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

PROXY STATEMENT
For the Annual Meeting of Shareholders to be held on
December 18, 2024
at 10:00 a.m.
at the offices of Robinson & Cole LLP
1055 Washington Boulevard, 10th Floor
Stamford, Connecticut 06901
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive this proxy?
The Board of Directors of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof.
This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone or by mail.
When and where will the Annual Meeting be held?

Date	Wednesday, December 18, 2024
Time	10:00 a.m., Eastern Time
Location	Office of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901

What do I need to do now?
After carefully reading and considering the information contained in this Proxy Statement, please submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided.
What am I voting on?
At the Annual Meeting, shareholders will be asked to:
(1)	elect six directors to serve until the Annual Meeting of Shareholders of the Company to be held in 2025 and until the successors are elected;
(2)	approve and ratify the appointment of RSM USA LLP as our independent registered public accounting firm for the 2024 fiscal year;
(3)	hold an advisory, non-binding vote to approve the executive compensation described in the proxy statement; and
(4)	transact any other business which may properly come before the meeting.
When is this Proxy Statement first being sent or given to shareholders?
We will begin mailing the Notice of the 2024 Annual Meeting of Shareholders (the “Notice”), Proxy Statement and Annual Report on Form 10-K on or about November 14, 2024 to holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as of the close of business on November 5, 2024 (the “Record Date”).

As indicated in the Notice, this Proxy Statement and other materials are also available on the Internet at www.proxyvote.com.
Who is entitled to vote at the Annual Meeting?
Holders of record of the Company’s Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, we had issued and outstanding 3,976,073 shares of Common Stock which were owned by 250 shareholders of record.
What is the quorum for the Annual Meeting?
A majority of our outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum at any meeting of shareholders, unless otherwise provided by law. Any shares represented by proxies that are marked withhold, abstain from voting and broker non-votes are counted as present for quorum purposes, but will not be treated as votes cast on any matter to which they relate; accordingly, withholds, abstentions and broker non-votes will not affect the outcome of votes on any proposals. A broker non-vote occurs when the broker has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter (such as ratification of the independent auditing firm) or is not permitted by law or applicable rules to vote those shares on a non-routine matter.
If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
How many votes do I have?
Other than cumulative voting for election of directors (see below “What votes are required for the proposals? Proposal 1: Election of Directors”), each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.
What votes are required for the proposals?
The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:
Proposal 1: Election of Directors
If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. This means that the six nominees who receive the most affirmative votes will be elected to the Board of Directors. Accordingly, because there are six nominees in total, each person who receives one or more votes will be elected as a director.
Shareholders may cumulate their votes for this proposal. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of Common Stock, and there are six directors to be elected at the Annual Meeting, a shareholder may allocate 600 “for” votes (six multiplied by 100) among as few or as many of the six nominees to be voted on at the Annual Meeting as the shareholder chooses. You may not cumulate your votes against a nominee. Cumulative voting applies only to the election of directors and not to other proposals.
If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, bank or nominee and wish to cumulate votes, you should contact your broker, bank or nominee.
You will not be able to submit cumulated vote allocation instructions for director elections if you grant a proxy by telephone or the Internet; thus, if you wish to cumulate your votes, you should submit a paper proxy card.
If you vote by proxy card and sign your card with no further instructions, Michael A. Carrazza and David Lowery as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion.

Proposal 2: Ratification of the retention of the Company’s independent registered public accountants
If a quorum is present, action by the shareholders on the retention of RSM US LLP as our independent registered public accounting firm is approved if a majority of the votes cast are in favor of the action.
Proposal 3: Advisory non-binding vote on Say-on-Pay
In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, shareholders may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. If a quorum is present, this proposal is approved if a majority of the votes cast are in favor of the proposal.
While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duty on the Board of Directors.
How can I vote at the Annual Meeting?
If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:

Internet	Telephone	Mail	At the Annual Meeting

Visit www.proxyvote.com and vote online. Online voting will end at 11:59 p.m. local time on December 17, 2024.	Call 1-800-690-6903. to vote your shares. Telephone voting will close at 11:59 p.m. local time on December 17, 2024.	Sign, date and mail the proxy card in the enclosed postage paid envelope.	If you are a shareholder of record or hold a valid proxy, you can attend and vote in person at the Annual Meeting.

How do I vote if I am a beneficial owner of shares?
If you hold your shares of Common Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution. If you hold shares of Common Stock in street name and wish to vote in person at the Annual Meeting, you must present a legal proxy validating your ownership of the shares of Common Stock that you intend to vote from your bank, broker or other nominee that held your shares of Common Stock as of the Record Date. You will also need proof of identity for entrance to the meeting.
What do I do if I receive more than one proxy statement?
If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy statement relating to the Annual Meeting. These should each be voted or returned separately to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after I vote by proxy?
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	giving written notice to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting in-person at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

Is it an in-person meeting or virtual meeting?
We currently intend to hold the Annual Meeting in person.
Are there any other business at the Annual Meeting?
As of the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting.
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PROPOSAL 1. ELECTION OF DIRECTORS
The first item to be acted upon at the Annual Meeting is the election of six directors to our Board of Directors. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor or until his or her earlier resignation, death or removal. Each nominee is currently serving as one of our directors. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us. Each nominee has consented to being named as a nominee and to serve if elected.
If any director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), a substitute may be nominated and elected.
Nominees for Election as Directors
The following sets forth information about the nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) of both the Company and Patriot Bank, N.A. (the “Bank”).

Name	Age	Current Position with the Company
Michael A. Carrazza	58	Director and Chairman of the Board of Directors
David Lowery	49	Director, President and Chief Executive Officer
Edward N. Constantino	78	Director
Emile Van den Bol	61	Director
Michael J. Weinbaum	58	Director
Grace Doherty	50	Director

The nominees for election as directors have provided the following information about themselves:
Michael A. Carrazza
Mr. Carrazza has been Chairman of the Board of Directors of the Company since 2010 and served as interim Chief Executive Officer of the Company from August 2016 to July 2020. Mr. Carrazza is also CEO of Solaia Capital Advisors, an investment management firm engaged in making private equity and credit investments. In 2012, Mr. Carrazza led the spin-out of the Bank of Ireland’s U.S. Asset-Based Lending Group, presently known as Siena Lending Group, and served as its Chairman through 2019. Previously, Mr. Carrazza was co-founder of Bard Capital Group where he sponsored several transactions in the industrial sector. He has structured and financed the leveraged buyout of International Surface Preparation Group, Inc. from U.S. Filter/Vivendi and subsequently worked alongside its Chairman, managing the company’s turnaround, financings, and subsequent sale. Mr. Carrazza also led the financing and restructuring of Mitchell Madison Group and served on the firm’s Executive Team, where he assisted in the firm’s global expansion and managed its sale to US Web/CKS. Mr. Carrazza began his career at Goldman, Sachs & Co. Mr. Carrazza earned his MBA in Finance from The Stern School of Business at New York University and his B.S. in Electrical Engineering from The Pennsylvania State University. The Company believes that Mr. Carrazza is qualified to be a director as he has an extensive background in the financial services industry, has served as Patriot’s Chairman since 2011 and served as Interim CEO from 2016 to 2020.
David Lowery
Mr. Lowery was appointed as President and Chief Executive Officer, and director of the Company and the Bank in March 2023. Mr. Lowery joined the Bank in April 2021 as Head of Lending, and became Executive Vice President and Chief Lending Officer of the Bank in September 2021. Mr. Lowery led the Bank’s SBA division, Commercial Real Estate, C&I and Consumer Lending areas. Prior to joining the Bank, Mr. Lowery served in various senior capacities with several institutions, including Senior Vice President at IBERIABANK from December 2018 to February 2021, Head of Commercial Real Estate at Metropolitan Commercial Bank from September 2015 to July 2018, and Vice President at M&T Bank where he worked from January 2008 to July 2015. Mr. Lowery earned his MBA from Loyola University in Maryland where he also received his undergraduate degree in Economics. The Company believes that Mr. Lowery is qualified to be a director as he has over 15 years of banking experience, including his experience of serving as President and CEO of Patriot Bank.
Edward N. Constantino
Mr. Constantino has been a director of the Company since October 2010 and the Lead Independent Director since October 2018. He has over 40 years of audit, advisory and tax experience working for two major accounting firms,

Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino is a member of the Board of Directors and Chairman of the Special Committee of ARC Property Trust and a member of the Board of Directors and Chairman of the Audit Committee of VineBrook Trust and NexPoint Residential Trust. He also is the Chairman of the Real Estate and Facilities Committee and member of the Investment Committee at St. Francis College. Mr. Constantino also serves as a consultant for the law firm of Skadden Arps. Mr. Constantino’s specific skills include auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. Mr. Constantino received a Bachelor of Business Administration degree from St. Francis University. The Company believes that Mr. Constantino is qualified to be a director as he has extensive audit, advisory and tax experience as an Audit Partner with KPMG.
Emile Van den Bol
Mr. Van den Bol has been a director of the Company since October 2010. Mr. Van den Bol has been the Chief Executive Officer of Brooklawn Capital, LLC, an investment management company which advises and invests in and finances real estate, securities and operating companies. Mr. Van den Bol retired in 2010 as Managing Director of the Commercial Real Estate Group of Deutsche Bank Securities, Inc. Mr. Van den Bol joined Deutsche Bank in 2001 as Managing Director and held several executive positions in the Commercial Real Estate Group including Global Co-Head Structured Finance, Global Head Commercial Real Estate CDO Group and Member of the Global Commercial Real Estate Executive Committee. Mr. Van den Bol was from 2005 to 2009 a Governor of the Board of the Commercial Mortgage Securities Association. From 1996 to 2001 Mr. Van den Bol was employed by Lehman Brothers where he held a number of positions including Head of Esoteric Principal Finance Group and Co-Head of Lehman Brothers Franchise Conduit. Mr. Van den Bol was a member of Morgan Stanley’s Structured Finance Group from 1991 to 1996. Mr. Van den Bol received a Juris Doctor degree from University of Amsterdam and an MBA degree from the Wharton School of the University of Pennsylvania. The Company believes that Mr. Van den Bol is qualified to be a director as he has extensive financial services and investment banking experience and is a financial expert.
Michael J. Weinbaum
Mr. Weinbaum has been a director of the Company since October 2010. He has been the Vice President of Real Estate Operations for United Capital Corp. Mr. Weinbaum has extensive experience in real estate operations and transactions. He is a member of the International Council of Shopping Centers and has been a member of United Capital’s Board of Directors since 2005. Mr. Weinbaum currently serves on the Finance Board and Board of Trustees for St. Mary’s Healthcare for Children. Mr. Weinbaum received a Bachelor of Arts degree in Management from Franklin Pierce University. The Company believes that Mr. Weinbaum is qualified to be a director as he has extensive commercial real estate investment experience.
Grace Doherty
Ms. Grace Doherty was appointed as a director of the Company and the Bank in July 2023. Ms. Doherty is a financial services executive and consultant, experienced in developing innovative digital product strategies and programs for financial service companies. In January 2021, Ms. Doherty founded Serafina Strategic Consulting, through which she has been acting as an independent strategic consultant for clients in the financial service industry, including TD Bank and Mill Cities Community Investments, From September 2018 to December 2020, Ms. Doherty worked at Sterling National Bank, serving first as Group Product Director in the Retail Division and then as Group Director in the Digital Bank Division, where she focused on developing business strategy and product development. From September 2017 to September 2018, Ms. Doherty served as Vice President and Business Banking Digital Lending Product Manager in Eastern Bank, where she managed the development of product features for small business banking platforms. Ms. Doherty founded Innova Small Business Solutions, through which she acted as Independent Strategic Consultant for small businesses and non-profit agencies from March 2016 to September 2017. From May 2014 to March 2016, Ms. Doherty served as Director of Retail Products in the Consumer and Small Business Retail Division in Amalgamated Bank. Previously, Ms. Doherty served as Vice President in the New Product Development Division at Boston Financial Data Services and as Vice President at Santander Bank, in the Small Business, Asset Management and Insurance Divisions. Ms. Doherty received a Bachelor of Arts degree from Duke University, a master’s in public policy from the University of Massachusetts, and an MBA from McCallum Graduate School of Business at Bentley University. The Company believes that Ms. Doherty is qualified to be a director as she has extensive financial services and banking experience.

Executive Officers
The following sets forth our executive officers who do not serve as directors and/or who are not nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) of both the Company and the Bank.

Name	Age	Current Position with the Company
David Finn	55	Executive Vice President and Interim Chief Financial Officer
Frederick K. Staudmyer	69	Secretary and Chief Human Resources Officer; Executive Vice President and Chief Administrative Officer of the Bank
Joshua Oliver	52	Chief Compliance & Risk Officer of the Bank
Thomas E. Slater	56	Executive Vice President and Chief Credit Officer of the Bank
Steven Grunblatt	60	Executive Vice President and Chief Information Office of the Bank
Alfred Botta	52	Executive Vice President and Chief Payments Officer of the Bank
David Finn
Mr. Finn has served as our Interim Chief Financial Officer and Executive Vice President since October 2024. Mr. Finn was hired by the Bank on August 5, 2024, as Executive Vice President and Senior Finance Officer. Before joining the Company, from May 2014 to June 2023, Mr. Finn served as Senior Vice President at First Citizens Bank (formerly CIT Group Inc.), where he was responsible for all regulatory reporting. Mr. Finn joined CIT Group Inc. in 1998 and remained there until 2023, and held a number of positions in finance, including Global Controller of Equipment Finance and Non-Strategic Portfolios and Chief Financial Officer of the Consumer Finance segment. Prior to joining CIT Group Inc., Mr. Finn worked as a senior accountant in Price Waterhouse LLP and as staff accountant at Coopers & Lybrand LLP. Mr. Finn received a Bachelor of Arts degree in Management, with an Accounting and Finance concentration, from Gettysburg College.
Frederick K. Staudmyer
Mr. Staudmyer has served as the Company’s Secretary and Chief Human Resources Officer since November 2014. He is also the Executive Vice President and Chief Administrative Officer of the Bank, N.A., overseeing human resources, retail, and business banking, corporate governance, the customer support center, property development and facilities management. Mr. Staudmyer previously served as Assistant Dean at Cornell University’s Johnson Graduate School of Management. Bringing more than 30 years of human resources, general management, and corporate leadership experience, he has served at leading financial institutions where he directed talent acquisition and development, including this role at Chase Manhattan Bank, now JPMorgan Chase. He previously served as Chief Human Resources Officer for Ziff Communications and Ziff Davis Publishing. He also co-founded and served as President and COO at a national legal services and staffing company. Mr. Staudmyer earned his MBA from the Johnson Graduate School of Management at Cornell and his Bachelor of Science at Cornell’s School of Industrial & Labor Relations. He currently serves on the Board of Directors of the Human Services Council of Connecticut. He has served on the board of directors of the MBA Career Services Council and as an Advisory Council Member of Cornell University’s Entrepreneurial and Personal Enterprise Program.
Joshua Oliver
Mr. Oliver has served as the Chief Compliance & Risk Officer of the Bank since April 2024. Mr. Oliver joined the Bank in May 2023 as Senior Vice President and Head of Digital Payments Compliance. Prior to that, he held the role of President and Chief Compliance Officer for Symbridge LLC from May 2021 to May 2023, Senior Vice President and Chief Compliance Officer for Metropolitan Commercial Bank from July 2014 to February 2021. Mr. Oliver began his career as a Bank Examiner for the New York State Department of Financial Services. Mr. Oliver received a Bachelor degree of Business Administration at Baruch College, New York, NY in 1994. He is also an ACAMS Certified Anti-Money Laundering Specialist.
Thomas E. Slater
Mr. Slater has served as Executive Vice President and Chief Credit Officer of the Bank since December 2022. Mr. Slater has over 25 years of experience in commercial banking industry, extensive experience in commercial real estate, as well as experience in commercial and industrial lending. Since April 2017, Mr. Slater has been serving as Senior Vice President and Senior Credit Officer at Investors Bank. From May 2004 to April 2017, Mr. Slater served multiple positions in TD Bank, including as Assistant Vice President, Credit Department Manager, Vice President,

Credit Policy Administrator, Credit Officer, and Commercial Credit Manager. From August 1996 to May 2004, Mr. Slater worked in PNC Bank in various roles, including Portfolio Analyst, Portfolio Manager, Relationship Manager, and Middle Market Underwriter. From March 1995 to August 1996, Mr. Slater worked as a Loan Review Officer in Trust Company Bank. Before entering the commercial banking industry, Mr. Slater began his career as an Associate National Bank Examiner in the Office of the Controller of the Currency, where he worked from July 1990 to March 1995. Mr. Slater holds a Bachelor of Science degree in Economics from Rutgers University.
Steven Grunblatt
Mr. Grunblatt joined Patriot Bank in 2014 as Senior Vice President, Director of Technology and became Executive Vice President and Chief Information Officer in April 2021. He has over twenty-five years of experience in various facets of information technology, including management and oversight of all aspects of vendor management, infrastructure and technology implementation. Mr. Grunblatt graduated from the Wharton School of Business in Pennsylvania with a bachelor’s degree in Economics.
Alfred Botta
Mr. Botta joined the Bank in 2018 as Senior Vice President, Director of Payments and became Executive Vice President and Chief Payment Officer of the Bank in September 2022. He has over twenty years of experience in the payments and prepaid market space and has been responsible for the growth of the Bank’s payments division. Prior to joining the Bank, Mr. Botta served as Chief Revenue Officer and Director of Payments of BankMobile Technologies, Inc. (previously a wholly-owned subsidiary of Customers Bank). Mr. Botta also served on senior management roles with several institutions including Metropolitan Commercial Bank, CashZone (the retail check cashing division of Metropolitan Commercial Bank), PreCash, Inc., PreCommunications Inc., and IDT Corporation. Mr. Botta studied at Adelphi University focusing in Business Administration and Operations.
Certain Relationships, Related Transactions and Director Independence
There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination such loans did not involve more than the normal risk of collectability or present any other unfavorable features. There were no loans to officers and directors outstanding as of December 31, 2023 and 2022. Deposits from related parties aggregated $64,000 for both as of December 31, 2023 and 2022.
Information about transactions involving related persons is assessed by the Company’s independent directors. Related persons include the Company’s directors and executive officers as well as immediate family members of such directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.
Involvement in Certain Legal Proceedings
During the past ten years, none of our current directors or executive officers have been involved in any legal proceedings identified in Item 401(f) of Regulation S-K.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms filed with the SEC, we believe that all required reports were timely filed during the fiscal year ended December 31, 2023, except that each of Edward N. Constantino, Emile Van den Bol, and Michael J. Weinbaum were late in filing a Form 4 related to a restricted stock grant.

BENEFICIAL OWNERSHIP AND OTHER MATTERS
Beneficial Ownership
The table below provides certain information about beneficial ownership of Common Stock of the Company as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of Company’s Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s executive officers; and (iv) all of the Company’s directors and executive officers as a group.
Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of Common Stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 3,976,073 shares of Common Stock outstanding as of the Record Date. In computing the number of shares of Common Stock beneficially owned by a person and applicable percentage of ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each shareholder is in care of Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, CT 06901.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Michael A. Carrazza	67,254(1)	1.69%
David Lowery	12,000	*
David Finn	—	—
Frederick K. Staudmyer	4,522	*
Joshua Oliver	—	*
Thomas E. Slater	6,245	*
Steven Grunblatt	3,247	*
Alfred Botta	—	—
Edward N. Constantino	17,433(2)	*
Emile Van den Bol	65,046	1.64%
Michael J. Weinbaum	363,605(3)	9.14%
Grace Doherty	1,447	*
All Directors and Executive Officers	540,799	13.60%
AFP Forty Six Corp.	342,172(4)	8.61%
Harvey Sandler Revocable Trust	317,248(5)	7.98%
SMC Holdings I, LP	427,691(6)	10.76%
LMI Partners, LLC	285,915(7)	7.19%
AllianceBernstein L.P.	388,977(8)	9.78%
Blackhurst Family Trust	257,099(9)	6.47%

*	Less than one percent (1%)
(1)
Includes 12,221 shares held by Solaia Capital Management Profit Sharing Plan for the benefit of Mr. Carrazza and 55,033 vested shares directly owned by Mr. Carrazza, with regard to which Mr. Carrazza has sole voting and dispositive power.

(2)	Includes 1,000 shares held in a SEP IRA for the benefit of Mr. Constantino.
(3)	Includes shares of common stock owned directly by Mr. Weinbaum and by AFP Forty Six Corp. (“AFP”), of which Mr. Weinbaum serves as President.
(4)
Based solely on the information set forth in the Schedule 13G/A filed with the SEC on October 10, 2023, Michael Weinbaum is President of AFP and therefore may be deemed to have voting and dispositive power over the shares held by AFP. Mr. Weinbaum disclaims beneficial ownership of the Common Stock held by AFP except to the extent of his pecuniary interest therein. The address of AFP is 9 Park Place, Great Neck, NY 11021.

(5)
Based solely on the information set forth in the Schedule 13G/A filed with the SEC on April 13, 2021, Gary Rubin and Andrew Sandler are trustees of Harvey Sandler Revocable Trust, and therefore may be deemed to have voting and dispositive power over the shares held by Harvey Sandler Revocable Trust The address of Harvey Sandler Revocable Trust is 2080 NW Boca Raton Blvd Ste 2 Boca Raton, FL 33431.

(6)	Based solely on the information set forth in the Schedule 13G filed with the SEC on April 27, 2021, SMC Holdings I G.P., LLC

(“SMC GP”) is the general partner of SMC Holdings I, LP. John L. Steffens and Gregory P. Ho each serves as a Managing Member of SMC GP, and therefore may be deemed to have voting and dispositive power over the shares held by SMC GP. The address of SMC GP is c/o Spring Mountain Capital, LP, 650 Madison Avenue, 20th Floor, New York, NY 10022.
(7)
Based solely on the information set forth in the Schedule 13G filed with the SEC on April 16, 2021, Earl A. Samson III is Manager of LMI Partners, LLC, and therefore may be deemed to have voting and dispositive power over the shares held by LMI Partners, LLC. The address of LMI Partners, LLC is 954 Lexington Avenue, Suite 124, New York, NY 10021.

(8)
Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2024, by AllianceBernstein L.P. (“AllianceBernstein”) AllianceBernstein has sole voting and dispositive power over 388,977 shares. The address of AllianceBernstein is 501 Commerce Street, Nashville, TN 37203.

(9)
Based solely on the information set forth in the Schedule 13D filed with the SEC on September 30, 2024, by Don Blackhurst, trustee of the Blackhurst Family Trust. The 257,099 shares are owned the Blackhurst Family Trust with Don Blackhurst and Jennifer Blackhurst as trustees. Either trustee can make decisions for the trust. The address of the Blackhurst Family Trust is 2267 Pacini Ct, Henderson, NV 89052.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our certificate of incorporation and our bylaws. Members of our Board of Directors are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our corporate governance practices are summarized below.
During the fiscal year ended December 31, 2023, our Board of Directors met 10 times. During 2023, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Director Attendance at Annual Meetings
We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our directors attended the 2023 Annual Meeting of Shareholders.
Independence of Board of Directors and Members of Its Committees
The Company currently maintains a board of directors that is composed of a majority of “independent” directors within the meaning of the rules of NASDAQ. The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market, Inc.: Messrs. Constantino, Van den Bol, Weinbaum and Ms. Doherty. Each current member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. The Board of Directors has also determined that each current member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
Independence Standard
The Board of Directors examines the independence of the directors annually. For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship with us or any of our affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Pursuant to NASDAQ Listing Rule 5605(a)(2), a director will not be considered independent if, among other things, the director has:
•	Been employed by the Company or its affiliates at any time in the current year or during the past three years;
•
Accepted, or has a family member who accepted, any payments from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for Board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations);

•	An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
•
Been, or has a family member who has been, a partner, controlling shareholder or an executive officer of any “for profit” business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;

•
Been, or has a family member who has been, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serve on that entity’s compensation committee; or

•	Been, or has a family member been, employed as a partner or employee of the Company’s outside auditors in any of the receding three years.

Board Leadership Structure and Role in Risk Oversight
The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.
Committees of the Board of Directors
The members of our Board of Directors devote time and talent to certain standing committees. Among these committees are the Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Asset and Liability Committee and Loan Committee. The principal functions and members of each committee are described below.
The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, as amended by the Board of Directors on September 17, 2013. Shareholders may request a copy of the Audit Committee Charter, without charge, by contacting David Finn, Interim Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, 203-251-7225. The current members of the Audit Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum, each of whom is an independent director as defined by the SEC and NASDAQ rules. The Board has determined that Messrs. Constantino and Van den Bol have the professional experience necessary to qualify as Audit Committee financial experts under SEC rules. During 2023, the Audit Committee met 13 times.
The Compensation Committee determines executive compensation. In performing its duties, the Compensation Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. The Compensation Committee consults with our executive officers in determining executive and director compensation. The current members of the Compensation Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum. During 2023, the Compensation Committee met 4 times.
The Executive Committee exercises, if needed and when the Board of Directors is not in session, all powers of the Board of Directors that may lawfully be delegated. The current members of the Executive Committee are Messrs. Carrazza (Chairman), Constantino, Van den Bol, and Lowery. During 2023, the Executive Committee did not meet times.
The principal function of the Nominating and Corporate Governance Committee is to consider and recommend to the full Board of Directors nominees for directors of the Company and the Bank. The Nominating and Corporate Governance Committee is also responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. The current members of the Nominating and Corporate Governance Committee are Messrs. Van den Bol (Chairman), Constantino and Weinbaum. During 2023, the Nominating and Corporate Governance Committee met 4 times.
The Asset and Liability Committee has the power and responsibility to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and liquidity and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The current members of the Asset and Liability Committee are Messrs. Lowery (Chairman), Constantino, Van den Bol, and Weinbaum, and Ms. Doherty. During 2023, the Asset and Liability Committee met 5 times.
The Loan Committee has the power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine, review and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board regarding extensions of credit that may lawfully be delegated. The current members of the Loan Committee are Messrs. Van den Bol (Chairman), Constantino, and Lowery. During 2023, the Loan Committee met 14 times.
The principal function of the Risk Committee is to provide oversight of the Bank’s tolerance for key risks associated with strategic direction and disintermediation, information security and data privacy, business continuity and disaster recovery, steering committee, vendor management and the Bank’s systems and processes to support operation of a growing organization. The current members of the Risk Committee are Messrs. Lowery (Chairman),Van den Bol, and Constantino, and Ms. Doherty. During 2023, the Risk Committee met 5 times.
Board Diversity Matrix (As of November 8, 2024)
The Company believes that its directors and nominees possess diverse skills, experiences and perspectives that enable the Board of Directors to execute its responsibilities. The Company has posted the Nasdaq Diversity Matrix regarding the Board of Director’s diversity characteristics (including data as of November 16, 2023 and November 8, 2024, respectively) in the “Investor relations – Overview” page of our website at www.bankpatriot.com.
Although the Company has no formal policy regarding diversity, as a matter of practice in its evaluation of candidates, the Nominating and Corporate Governance Committee considers whether the Board of Directors, as a whole, is diverse and includes individuals with various backgrounds, career experience, technical skills, industry knowledge and experience, financial expertise and local or community ties.

Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5	0	0
Part II: Demographic Background
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	1	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	—

Nomination Process
The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board of Directors.
The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board of Directors. In the case of incumbent directors, each year the Board of Directors informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Corporate Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board of Directors, the Nominating and Corporate Governance Committee may engage a professional search firm. To date, the Nominating and Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.
Shareholder Nominations
Under our by-laws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our by-laws and certificate of incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our certificate of incorporation and by-laws by writing to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901.
To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.
Code of Conduct
Each of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer is required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Conduct violations, and accountability for adherence to the Code of Conduct. The Code of Conduct was filed with the SEC as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
In addition, all of our directors, officers and employees are required to comply with a Code of Ethics and Conflict of Interest Policy adopted by the Company on October 24, 2018, amended as of March 27, 2019 and March 24, 2021, which were filed as Exhibits 14.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Shareholders may request a copy of either Code, without charge, by contacting David Finn, Interim Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, 203-251-7225.
Insider Trading Policy
The Company has adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company.
Anti-Hedging/Pledging Policy
Our Board of Directors has not adopted a hedging policy with respect to transactions by our directors, officers and employees that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Clawback Policy
The Company adopted a Clawback Policy on November 30, 2023 that applies to our executive officers, which is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Clawback Policy gives the Compensation Committee the discretion, in connection with an accounting restatement of our previously issued financial statements, to require executive officers to reimburse us for any erroneously awarded compensation paid to such executive officers that otherwise would not have been paid had it been determined based on the restated financial statements.

EXECUTIVE COMPENSATION
Director Compensation
The following table details the compensation paid to or accrued for each of the Company’s non-employee directors in the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Edward N. Constantino	$74,025	$14,346	88,371
Emile Van den Bol	72,075	14,346	86,421
Michael J. Weinbaum	42,225	14,346	56,571
Grace Doherty	8,950	7,173	16,123

(1)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our Amended and Restated 2020 Plan (as defined below) during fiscal 2023. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date. As of December 31, 2032, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Edward N. Constantino – 1,587; Emile Van den Bol –1,587; Michael J. Weinbaum – 1,587; and Grace Doherty – 972.

The Company’s directors who are also executive officers do not receive compensation for service on the Board of Directors or any of its committees. On an annual basis, each non-employee director receives $1,150 for each board meeting in which they participate and annual retainer fees totaling $19,100. They also receive fees ranging from $375 to $750 for each committee meeting in which they participate. In addition, non-employee directors who serve as the chair of a committee receive additional retainer fees ranging from $3,000 to $9,200 per year. In addition, each non-employee director receives an annual equity grant of restricted stock units with a grant date value of approximately $14,346 for Edward N. Constantino, Emile Van den Bol, and Michael J. Weinbaum, and $7,173 for Grace Doherty. The restricted stocks will vest in full in four equal annual installments, beginning on the first anniversary of the grant date. The Company’s directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to the Company, including travel expenses.
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chairman, Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officer who received the highest annual compensation, referred to herein as the “named executive officers” or “NEOs.”

Name/Principal Position(s)	Year	Salary	Bonus and Incentive	Restricted Stock	All Other Annual Compensation(2)	Total
David Lowery(1) Director, President and Chief Executive Officer	2023	$358,559	$54,600	$11,491	$9,646	$434,296
	2022	$271,500	$54,600	$31,800	$7,590	$365,490
Robert G. Russell(1) Former Director, President and Chief Executive Officer	2023	$138,083	$130,000	$—	$6,202	$274,285
	2022	$368,637	$130,000	$—	$12,150	$510,787
Joseph D. Perillo(3) Chief Financial Officer	2023	$287,490	$54,600	$—	$14,262	$356,352
	2022	$273,888	$54,600	$—	$12,840	$341,328
Alfred Botta Executive Vice President and Chief Payments Officer of the Bank	2023	$270,000	$182,978	$—	$9,900	$462,878
	2022	$241,226	$73,821	$—	$9,150	$324,197

Name/Principal Position(s)	Year	Salary	Bonus and Incentive	Restricted Stock	All Other Annual Compensation(2)	Total
Judith P. Corprew Executive Vice President and Chief Compliance & Risk Officer of Patriot Bank, N.A.	2023	$280,245	$54,600	$—	$8,262	$343,107
	2022	$272,499	$57,000	$—	$5,555	$335,054
Michael A. Carrazza Chairman	2023	$150,000	$—	$—	$3,067	$153,067
	2022	$150,000	$—	$—	$2,769	$152,769

(1)
Robert G. Russell served as our Director, President and Chief Executive Officer until April 21, 2023. On the same day, David Lowery was appointed to replace Mr. Russell as Director, President and Chief Executive Officer.

(2)	The “All Other Compensation” column for the fiscal year ended December 31, 2023 and 2022 includes the following compensation items:

	2023			2022
Named Executive Officer	Contribution to 401(k) Plan	Car Allowance	Total	Contribution to 401(k) Plan	Car Allowance	Total
David Lowery	$9,646	$—	$9,646	$7,590	$—	$7,590
Robert G. Russell	4,202	2,000	6,202	6,150	6,000	12,150
Joseph D. Perillo	8,262	6,000	14,262	6,840	6,000	12,840
Alfred Botta	9,900	—	9,900	9,150	—	9,150
Judith P. Corprew	8,262	—	8,262	5,555	—	5,555
Michael A. Carrazza	$3,067	$—	$3,067	$2,769	$—	$2,769

(3)	Joseph D. Perillo retired as the Chief Financial Officer and Executive Vice President of the Company and the Bank, effective on October 30, 2024.
Outstanding Equity Awards at Fiscal Year-End
David Lowery, President and Chief Executive Officer of the Company and the Bank had unvested equity awards of 6,000 shares at December 31, 2023.
Executive Compensation Incentive Plan
In 2017, the Company adopted the Executive Compensation Incentive Plan, referred to as the “2017 Plan.” The 2017 Plan applies to the President and all Executive Vice Presidents at the Bank. The 2017 plan was developed in order to attract, retain and motivate key executives by offering compensation incentives for delivering pre-defined budgeted operating results. The 2017 Plan is market competitive and designed to promote safe and sound business practices, where compensation objectives and risk taking are responsible, within policy guidelines and compatible with effective controls and risk-management. The 2017 Plan provides for awards based on a balance of bank results and individual executive performance. Awards are paid 50% in cash and 50% in restricted stock awards vesting over three years granted under 2017 Plan. There were no awards issued under the 2017 Plan during 2023 and 2022.
401(k) Plan
The Bank maintains a tax-qualified 401(k) Plan under Section 40 1(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan on the first day of the month coinciding with or next following the date that the employee has attained 21 years of age and completed 1 month of service. Employees become eligible to receive any matching or discretionary contributions made to the 401(k) by the Bank after the completion of six months and at least 500 hours of service.
Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Internal Revenue Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan.

Amended and Restated 2020 Stock Plan
In 2011, the Company adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”), which was approved and ratified by shareholders of the Company on December 13, 2011. On November 1, 2020, the Board of Directors of the Company approved an amendment of the 2012 Plan and renamed it as the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan (the “2020 Plan”), which was approved and ratified by shareholders of the Company on December 22, 2021. On November 10, 2022, the Board of Directors of the Company approved another amendment to the 2020 Plan (the “Amended and Restated 2020 Plan”), which was approved and ratified by shareholders of the Company on December 14, 2022. The 2020 Plan was amended primarily to (i) reduce the total number of shares authorized for issuance thereunder from 3,000,000 to 400,000; and (ii) limit the maximum number of shares of Company’s Common Stock granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director, to be no more than a total value of $300,000.
The Amended and Restated 2020 Plan is administered by the Compensation Committee of the Company's Board of Directors. Grants under the 2020 Plan are made in the form of restricted stock. Only directors and employees of the Company are eligible to receive grants of restricted stock under the 2020 Plan. The grants of restricted stock may be subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a certain period of time. The vesting of restricted stock awards may be accelerated in accordance with terms of the plan. The Compensation Committee shall make the terms and conditions applicable to the vesting of restricted stock awards.
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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance.
Pay Versus Performance

Year	Compensation Table Total for PEO - Robert G. Russell(1)	Compensation Table Total for PEO - David Lowery(1)	Compensation Actually Paid to PEO – Robert G. Russell(1)(3)	Compensation Actually Paid to PEO – David Lowery(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:	Net (loss) Income (thousands)
							Total Shareholder Return
2023	$274,285	$434,296	$274,285	$373,729	$324,099	$324,099	$26.88	$(4,179,000)
2022	$510,787	$—	$510,787	$—	$286,529	$271,799	$59.38	$6,161,000
2021	$448,626	$—	$448,626	$—	$262,829	$330,098	$87.11	$5,094,000

(1)
Robert G. Russell served as our Director, President and Chief Executive Officer (PEO) until April 21, 2023. On the same day, David Lowery was appointed to replace Mr. Russell as Director, President and Chief Executive Officer (PEO).

(2)
Michael A. Carrazza, Joseph D. Perillo and David Lowery were our non-PEO NEOs for fiscal year ended December 31, 2022, and Michael A. Carrazza, Joseph D. Perillo and Alfred Botta were our non-PEO NEOs for fiscal year ended December 31, 2023.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. For each of the years presented, the following table sets forth the adjustments made to arrive at compensation “actually paid” to our NEOs during each of the years presented. All amounts are rounded to the nearest dollar.

Compensation “actually paid” Calculation

	2023			2022		2021
Equity Award Adjustments to Determine Compensation “Actually Paid” ($)	PEO – Robert G. Russell	PEO – David Lowery	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Compensation reported in the Summary Compensation Table (SCT)	$274,285	$434,296	$972,297	$510,787	$859,587	$448,626	$788,485
(Subtract): value of stock award included in the SCT	—	(31,440)	—	—	(31,440)	—	(31,440)
Add: fair value of unvested equity awards held as of the end of the covered fiscal year	—	—	—	—		—	186,600
Add: fair value of granted and vested equity held as of the end of the covered fiscal year	—	—	—	—	—	—	46,650
Add (or Subtract): change in fair value of the unvested equity award from the prior fiscal year to the end of the covered fiscal year	—	(40,618)	—	—	(44,550)	—	—
Add (or Subtract): change in fair value of the vested equity award from the prior fiscal year to the date on which the equity award vested in the covered fiscal year		11,491	—	—	31,800	—	—
Compensation Actually Paid	274,285	373,729	972,297	510,787	815,397	448,626	990,295

Relationships Between Performance Measures and Compensation Actually Paid
The charts below demonstrate the relationship between Compensation Actually Paid (“CAP”) to our NEOs and Total Shareholder Return (“TSR”), and Net Income (Loss) for each of 2023, 2022 and 2021.

CAP vs. TSR
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
CAP
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
TSR
($ in Hundreds)
$87.11
$59.38
$26.88
2021
2022
2023
PEO 2
Average for Non-PEO NEOs
Cumulative TSR of Company ($ in Hundreds)
PEO 1

CAP vs. Net Income
$600,000
$400,000
$200,000
$-
$(200,000)
$(400,000)
CAP
$9.0
$6.0
$3.0
$-
$(3.0)
$(6.0)
Net Income ($ inMillions)
2021
2022
2023
$5.09
$6.16
$(4.18)
PEO 1
PEO 2
Average for Non-PEO NEOs
Net (Loss) Income ($ in Millions)

PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS
The second item to be acted upon at the Annual Meeting is the approval and ratification of the Board of Directors’ selection of our independent registered public accounting firm.
The Board of Directors has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2024 and to perform other appropriate accounting services. RSM has been engaged as our independent registered public accounting firm since May 16, 2017, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.
Audit Fees
The following table sets forth the aggregate amounts of principal accounting fees we paid to our independent registered public accountants for professional services performed in fiscal years ended December 31, 2023 and 2022 for: (i) audit fees – consisting of fees billed for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) audit-related fees – consisting of fees billed for services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) tax fees – consisting of fees billed for services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees – consisting of fees billed for all other services rendered.

	Year Ended December 31,
	2023	2022
Audit fees(1)	$623,689	$436,800
Audit related fees(1)	—	1,600
All other fees(1)	23,625	17,325
	$647,314	$456,750

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.
The Audit Committee pre-approved all of the audit and non-audit services provided by RSM during the years ended December 31, 2023 and 2022.

REPORT OF AUDIT COMMITTEE
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described under “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Independence of Board of Directors and Members of Its Committees” and “Independence Standards,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the NASDAQ and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant regarding such independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2023.
The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and have approved submitting such selection for approval and ratification by the shareholders.
Edward N. Constantino
Emile Van den Bol
Michael Weinbaum
What vote is required to approve this proposal?
Although ratification is not required by the Company’s bylaws or otherwise, the Board of Directors is submitting the appointment of RSM to the shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Board of Directors will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, the Board of Directors is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion. Representatives of RSM plan to be present at the Annual Meeting.
Proxies will be voted “FOR” ratification of the appointment of RSM as the Company’s independent registered public accounting firm for the 2024 fiscal year absent contrary instructions.
The Board of Directors recommends that you vote “FOR” the approval and ratification of the appointment of RSM as the Company’s independent registered public accounting firm for the 2024 fiscal year.
[remainder of page intentionally left blank]

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The compensation of our named executive officers listed in the Summary Compensation Table is described in the “Executive Compensation” section. Shareholders are urged to read these sections of this proxy statement.
In accordance with Section 14A of the Exchange Act, shareholders will be asked at the annual meeting to provide their support with respect to the compensation of our named executive officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Patriot National Bancorp, Inc. hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the compensation tables and other narrative disclosures set forth in that section.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the results of the vote and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, validly executed proxies will be voted “FOR” the resolution set forth in this Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL 3.

ANNUAL REPORT
The Company filed its Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 10-K”) with the SEC on April 1, 2024. The 2023 10-K, the Notice of the 2024 Annual Meeting of Shareholders and the Proxy Statement, are available on the Internet at www.proxyvote.com.
The Company’s 2023 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at www.bankpatriot.com/Learn/About/Investor-Relations.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy or information statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Secretary in a timely manner. In order to be included in the proxy or information statement for the 2025 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than July 17, 2025 (120 days prior to the anniversary of the mailing date of this proxy statement) and must otherwise comply with the requirements of Rule 14a-8. Also see “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Shareholder Nominations”.
COMMUNICATIONS WITH THE BOARD
Shareholders wishing to communicate directly with the Board of Directors or any independent directors should send written communications to Michael A. Carrazza, Chairman of the Board, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Carrazza who will make appropriate recommendations to the Board of Directors, which may include discussing the matter raised with the Board of Directors as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board of Directors to be responsive to shareholder communications in a timely and appropriate manner.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and our website at www.bankpatriot.com.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our periodic reports, information statements or other information concerning us, without charge, by written request, directed to Frederick Staudmyer, Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5921. If you would like to request documents, please do so by November 29, 2024 in order to receive them timely before the Annual Meeting.
THIS PROXY STATEMENT IS DATED NOVEMBER 8, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
ALL SHAREHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

By Order of the Board of Directors,

Michael A. Carrazza	David Lowery
Chairman	President and Chief Executive Officer
November 8, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59103-P20358 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATRIOT NATIONAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael A. Carrazza _______ Votes FOR
02) David Lowery _______ Votes FOR
03) Edward N. Constantino _______ Votes FOR
04) Emile Van den Bol _______ Votes FOR
05) Michael J. Weinbaum _______ Votes FOR
06) Grace Doherty _______ Votes FOR

***(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares owned times six. For example, if 100 shares are owned, you are entitled to cast 600 votes for director nominees. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)**

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "withold." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement, mark the box to the right and if you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee above. You may only cumulate votes "For" a nominee.

Cumulative Voting Election ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

V59104-P20358

PATRIOT NATIONAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

December 18, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Michael A. Carrazza and David Lowery, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Patriot National Bancorp, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on Wednesday, December 18, 2024, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901, and any adjournment or postponement thereof.

In accordance with the discretion and at the instruction of the Board of Directors, the proxy holders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Patriot National Bancorp, Inc.'s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.** Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted "withold", in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company's director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side of this proxy card for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE